Pricing Supplement No. 4 Dated January 16, 1996
(To Prospectus dated Janauary 12, 1996  File No.:33-63823)
Filed Pursuant to:  Rule 424 (b) (3)





                                $400,000,000.00

                                 COMDISCO, INC.

                               Medium-Term Notes
              Due from 9 Months to 15 years From the Date of Issue


                                MEDIUM TERM NOTE
                                   FIXED RATE


Date of Issue:                          January 19, 1996

Maturity Date:                          January 19, 1999

Principal Amount:                       $10,000,000.00

Price to Public:                        100%

Interest Rate:                          5.78%

Interest Payment Dates: March 1 and Sept. 1


Form:    __X__ Book Entry            _____ Certificated

Optional Redemption Date:               N/A

Optional Repayment Date:                N/A

Agent's Discount or Commission:         $35,000.00

Cusip Number:                           20033R DP 1